Exhibit 99.1

Five Oaks Investment Corp. Announcements

- Adoption of a Stock Repurchase Plan

- First Quarter 2016 Common Stock Dividend, Preferred Stock Dividend

- FHLB Approval for Funding Mortgage Loans

- Mr. Thomas M. Pearce's Departure from its Board

NEW YORK, Dec. 16, 2015 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) (the "Company") today announced that the Company's board of directors has authorized a stock repurchase program for up to $10 million of the Company's common stock. Under the stock repurchase program, the Company may repurchase its common stock from time to time, in amounts, at prices and at such times as the Company deems appropriate, subject to market conditions and other considerations. The Company's repurchases may be executed using open market purchases (including through 10b5-1 plans), privately negotiated transactions, accelerated share repurchase programs or other transactions.

The Company also announced that its board of directors has declared monthly cash dividend rates for the first quarter of 2016 of $0.06 per share of common stock for the months of January, February and March:

First Quarter 2016 Common Stock Dividends

Month	Dividend	Record Date	Payment Date

January 2016	$0.06	January 15, 2016	January 28, 2016

February 2016	$0.06	February 16, 2016	February 26, 2016

March 2016	$0.06	March 15, 2016	March 30, 2016

Funds that the Company would have paid as dividends on its Common Stock absent the reduction of the rates announced today will be available to fund the stock repurchase program.

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the first quarter of 2016 of $0.1823 per share of Series A Preferred Stock:

First Quarter 2016 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

January 2016	$0.1823	January 15, 2016	January 27, 2016

February 2016	$0.1823	February 16, 2016	February 26, 2016

March 2016	$0.1823	March 15, 2016	March 28, 2016

The Company also announced that it has obtained approval from Federal Home Loan Bank of Indianapolis to fund its acquisition of prime jumbo loans. The amount of any such funding will be a function of several factors, including the Company's pledging of sufficient eligible collateral.

Lastly, the Company announced that Thomas M. Pearce Jr., a director of the Company since 2013, is stepping down from the Company's board of directors to dedicate his full time to his role as President and CEO of MAXEX and its upcoming launch of a multi-seller to multi-buyer exchange and clearing agent for residential mortgage loans. "We have greatly benefited from having Tom on the Board and thank him for his many contributions since our IPO in 2013", said David Carroll, President and CEO of the Company, "and we look forward to Tom's successful launch of his business."

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities, including residential mortgage-backed securities and multi-family mortgage-backed securities. The Company's objective is to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073